UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

SA FUNDS – INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SA Funds  Client Statement Insert

YOUR VOTE IS IMPORTANT!

Please vote by October 23, 2008

Attention SA Funds Shareholders

Attention SA Funds Shareholders

You should recently have received a package of information, including a proxy statement and voting card(s), relating to our upcoming shareholder meeting on October 27, 2008.

We urge you to vote as soon as possible.

Shareholders are being asked to approve a new advisory agreement with the SA Funds’ adviser, LWI Financial Inc. (a subsidiary of Loring Ward), and a new sub-advisory agreement with the SA Funds’ sub-adviser, Dimensional Fund Advisors LP, so that the adviser and the sub-adviser can continue to provide services to the SA Funds. The adviser’s parent company, Loring Ward, is in the process of being acquired, following which the existing agreements will automatically terminate by operation of federal law. Under the new agreements that shareholders are being asked to approve, the same adviser and sub-adviser would continue to provide the same services at the same fee rates.

The Board of Trustees recommends that you vote “FOR” the new agreements.

Your vote is important no matter how many shares you own. By voting now, you can help avoid the inconvenience and additional costs associated with follow-up mailings and telephone calls.

Voting is easy

Choose one of the following methods:

•

Speak with a live voting specialist by calling the number listed on your voting card. We will answer your questions and record your vote (weekdays 9:30 am - 9:00 pm ET, and Saturdays 10:00 am - 6:00 pm ET).

Your vote is urgently needed! Please act now to get your vote in by October 23, 2008, the deadline for voting by proxy.

•	Log on to the website listed on your voting card, enter the control number printed on the card, and follow the on-line instructions to vote.

•	Call the number listed on your voting card, enter the control number printed on the card, and follow the recorded instructions to vote.

•	Mail in your signed and dated voting card using the postage-paid envelope provided in the package.

SA Funds are sponsored by LWI Financial Inc. & distributed by Loring Ward Securities Inc., member FINRA/SIPC. 02-291 (09-08)

SA Funds Proxy Voting Message on Client Statement

Attention SA Funds Shareholders!

By now you should have received a voting package in the mail.

Your vote is very important.

Be sure to vote by mail, telephone or internet by October 23, 2008.

SA Funds Proxy Voting Message on Client Newsletter

Attention SA Funds Shareholders!

By now you should have received a voting package in the mail.

Your participation is very important.

Be sure to vote by mail, web or phone by October 23.